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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
IMNET Systems, Inc.:


         We consent to the incorporation by reference in the Form S-8 Registration Statements of IMNET Systems, Inc. (nos. 333-19395, 333-19397, 333-19429) of our report dated February 27, 1997, relating to the consolidated balance sheets of IMNET Systems, Inc. and subsidiaries as of June 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1996, and the related schedule, which report appears in the current report Form 8-K of IMNET Systems, Inc. dated May 15,1997.


                                             KPMG PEAT MARWICK LLP

Atlanta, Georgia
May 15, 1997